UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 23, 2010 (June 20, 2010)
VALEANT PHARMACEUTICALS INTERNATIONAL
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11397 (Commission File Number)	33-0628076 (IRS Employer Identification Number)
One Enterprise
Alisa Viejo, California 92656
(Address of principal executive offices, including zip code)
(949) 461-6000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement
On June 20, 2010, Valeant Pharmaceuticals International, a Delaware corporation (“Valeant”), Biovail Corporation, a Canadian corporation (“Biovail”), Biovail Americas Corp., a Delaware corporation and a wholly owned subsidiary of Biovail (“BAC”) and Beach Merger Corp., a Delaware corporation and a newly formed wholly owned subsidiary of BAC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into Valeant (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and Valeant will continue as the surviving corporation. On the date of the closing of the Merger, Biovail will change its name to Valeant Pharmaceuticals International, Inc. (the “Combined Company”). Each of the Boards of Directors of Valeant, Biovail, BAC and Merger Sub unanimously approved the Merger Agreement, determined that the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, is in the best interests of Valeant, Biovail, BAC or Merger Sub, as applicable, and their respective stockholders and declared the advisability of the Merger Agreement.
Valeant intends to pay, on the business day before the closing of the Merger, a special dividend of $16.77 per share of Valeant common stock (the “Pre-Merger Special Dividend”). The Boards of Directors of Valeant and Biovail also have determined that, subject to the discretion of the Board of Directors of the Combined Company, and to compliance with applicable law, a special dividend of $1.00 per share of common stock of the Combined Company (the “Post-Merger Special Dividend”) will be in the best interests of the Combined Company and its stockholders and that it is the intention of those directors of Valeant and Biovail that will continue as directors of the Combined Company to support the declaration and payment of the Post-Merger Special Dividend at the applicable time following the Merger.
As a result of the consummation of the Merger, each outstanding share of Valeant common stock, other than shares owned by Valeant, Biovail, BAC or Merger Sub, and other than those shares with respect to which appraisal rights are properly exercised and not withdrawn, will be converted into the right to receive 1.7809 shares of Biovail common stock (the “Merger Consideration”). Upon the completion of the Merger, Valeant stockholders will own approximately 49.5 percent and Biovail stockholders will own approximately 50.5 percent of the shares of the Combined Company’s common stock on a fully diluted basis.
The Merger Agreement provides that, upon consummation of the Merger, J. Michael Pearson will be the Chief Executive Officer of the Combined Company, William M. Wells will be the non-executive Chairman of the Board of Directors, Robert A. Ingram will be the Lead Director of the Board of Directors and Michael R. Van Every, a resident Canadian, will continue in his current role as the Chairman of the Audit Committee of the Board of Directors. The Merger Agreement also provides that the Board of Directors of the Combined Company will consist of 11 directors: the four persons specified in the previous sentence, three additional directors selected by Valeant, three additional directors selected by Biovail (one of whom must be a resident Canadian) and one additional independent director (who must be a resident Canadian) recruited by a search firm mutually retained by Valeant and Biovail, to be selected by Valeant from a list of candidates presented by such firm and approved by Biovail. Pursuant to the Merger Agreement, the Compensation Committee of the Board of Directors of the Combined Company will consist of three members, of which two members will be selected by Valeant and the Chairman will be selected by Biovail.
Conditions to Closing
The completion of the Merger is subject to the approval of stockholders of Valeant and Biovail and consummation of the financing, the terms of which are set forth in the Commitment Letter (as defined below). In addition, the Merger is subject to other customary closing conditions, including, among others,

(i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the obtaining of certain approvals under other antitrust or competition laws, (ii) the declaration by the Securities and Exchange Commission (“SEC”) of the effectiveness of the Registration Statement on Form S-4 to be filed with the SEC and the approval of the listing on the Toronto Stock Exchange and the New York Stock Exchange of the shares of common stock of the Combined Company to be issued in connection with the Merger, (iii) the payment of the Pre-Merger Special Dividend and (iv) receipt by each party of an opinion of counsel stating that the Merger (A) should qualify as a “reorganization” within the meaning of Section 368(a) of the United States Internal Revenue Code and (B) should not result in gain being recognized by Valeant stockholders for United States federal income tax purposes.
Each party’s obligation to close the Merger is also subject to the continued (i) accuracy of the representations and warranties made and (ii) compliance with the covenants agreed to by the other party to the Merger Agreement, in each case, as set forth in the Merger Agreement. Furthermore, each party’s obligation to close the Merger is subject to the absence of certain legal restraints. The obligation of each party to close the Merger is also subject to the absence of any material adverse effect on the other party.
Representations and Warranties; Covenants
Each of Valeant and Biovail has agreed to customary representations, warranties and covenants in the Merger Agreement. Among these covenants, both Valeant and Biovail have agreed (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to solicit alternative transactions or, except under limited circumstances to permit Valeant’s and Biovail’s respective Boards of Directors to comply with their respective fiduciary duties, participate in any discussions or negotiations, or furnish to third parties any information, with respect thereto.
Termination
The Merger Agreement contains certain termination rights for both Valeant and Biovail, including in the event that the Merger is not consummated by February 28, 2011, or if the requisite stockholder approvals are not received. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by Valeant or Biovail as a result of an adverse change in the recommendation of the other party’s board of directors, Valeant or Biovail may be required to pay to the other party a termination fee of $100 million.
A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.
Commitment Letter
Valeant and Biovail have entered into a commitment letter (the “Commitment Letter”), dated as of June 20, 2010, with Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, Jefferies Group, Inc. and Morgan Stanley Senior Funding, Inc. (such financial institutions being referred to as the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide up to $3.022 billion in loans for the purposes of (i) refinancing Valeant’s existing credit facilities, 8.375% Senior Notes due 2016 and 7.625% Senior Notes due 2020, (ii) funding the Pre-Merger Special Dividend, the Post-Merger Special Dividend and certain expenses incurred in connection with the Merger and (iii) providing post-closing liquidity.

The Commitment Letter provides for the following facilities:
•	Revolver: $250 million under a senior secured revolving credit facility;

•	Term Loan A: $500 million under a senior secured term loan facility; and

•	Term Loan B: up to $2,272 million under a senior secured term loan facility.
The financing commitments of the Commitment Parties are subject to various conditions set forth in the Commitment Letter.
A copy of the Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter.
Voting Agreement
As a condition to their willingness to enter into the Merger Agreement, Valeant and Biovail entered into a voting agreement (the “Voting Agreement”), dated as of June 20, 2010, with ValueAct Capital Master Fund, L.P. (“ValueAct”), pursuant to which ValueAct agreed, upon the terms and subject to the conditions set forth therein, (a) to vote its shares of Valeant common stock for the Merger and against any competing transaction that may be proposed and (b) to not sell or otherwise transfer its shares, except in connection with Merger.
A copy of the Voting Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Agreement with J. Michael Pearson
In connection with entering into the Merger Agreement, Biovail and Biovail Laboratories International SRL, a Barbados society with restricted liability (“BLS”), entered into an employment agreement (the “Employment Agreement”) with Mr. Pearson, which will become effective on the consummation of the Merger.
Pursuant to the Employment Agreement, Mr. Pearson will serve as Chief Executive Officer of the Combined Company and, once Mr. Pearson establishes his principal residence in Barbados and is legally entitled to be employed in Barbados pursuant to relevant Barbados law, as President of BLS. Mr. Pearson will also serve as a member of the Board of Directors of the Combined Company. The term of the Employment Agreement expires February 1, 2014, at which time the parties may negotiate in good faith the terms of a new agreement.
Except as described below with respect to the treatment of Mr. Pearson’s equity awards, the material terms of the Employment Agreement are substantially similar to Mr. Pearson’s current employment agreement with Valeant, as amended and restated on March 23, 2010. Pursuant to the Employment Agreement, Mr. Pearson’s base salary will remain at $1,500,000, his target bonus opportunity will remain at 100% of his base salary, and his maximum bonus opportunity will remain at 200% of his base salary. The Employment Agreement provides for employee benefits and perquisites that are generally made available by the Combined Company and BLS to their senior executives plus reimbursement for additional relocation, travel, finance, housing and security expenses associated with Mr. Pearson’s residency in Barbados. As under Mr. Pearson’s current employment agreement with Valeant, pursuant to the Employment Agreement, Mr. Pearson would be entitled to a cash severance payment on a qualifying termination of employment by the Combined Company without Cause or by Mr. Pearson for Good Reason (each as defined in his Employment Agreement) equal to the sum of two times Mr. Pearson’s base salary plus $3,000,000, a pro-rata annual bonus based on actual performance of the Combined Company, and accelerated vesting of any unvested equity compensation awards held by Mr. Pearson as of the date of termination (with his performance-based restricted stock units vesting based on performance through the date of termination). Mr. Pearson is subject to covenants not to compete with the Company or BLS, and not to solicit employees, during his employment and for a period of twelve months thereafter.
Under the terms of Mr. Pearson’s current employment agreement with Valeant, certain of Mr. Pearson’s outstanding Valeant equity awards were scheduled to vest at the Merger. In connection with the Merger, Mr. Pearson agreed to waive accelerated vesting. Therefore, Mr. Pearson’s outstanding equity awards will be equitably converted into equity awards of the Combined Company to take into account both the Pre-Merger Special Dividend and the Merger; provided, that with respect to the performance-based restricted stock units that were granted to Mr. Pearson in 2008, the Pre-Merger Special Dividend will be paid to Mr. Pearson in cash in February 2011, on the number of shares earned upon performance through January 2011. Mr. Pearson’s equity awards in the Combined Company will have substantially the same terms and conditions as the pre-Merger Valeant awards except that (i) in connection with a new award of performance-based restricted stock units to be made following consummation of the Merger, Mr. Pearson will be eligible to receive additional shares of the Combined Company upon achievement of compound annual total shareholder return between 45% and 60% through February 1, 2014, measured off a base price of $13.37 and (ii) Mr. Pearson’s equity awards in the Combined Company will be subject to future accelerated vesting only on a subsequent termination of Mr. Pearson’s employment by the Combined Company without Cause or by Mr. Pearson for Good Reason. In addition, the Employment Agreement restricts Mr. Pearson’s ability to sell, assign, transfer or otherwise dispose of shares acquired upon the settlement or exercise of all equity awards until the earliest of February 1, 2014, a change in control (excluding the Merger and any subsequent change in control where Mr. Pearson serves as the chief executive officer of the ultimate parent company), death, disability, and involuntary termination of employment without Cause or for Good Reason.
A copy of the Employment Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.
Agreement with William M. Wells
On June 20, 2010, Biovail, BLS and William M. Wells entered into the Biovail Non-Executive Chairman and BLS President Agreement (the “Chairman Agreement”). The Chairman Agreement provides that, upon consummation of the Merger, the Combined Company will terminate Mr. Wells’s employment without Cause under his existing employment agreement dated May 1, 2008 (the “Prior Employment Agreement”), and appoint Mr. Wells as the Non-Executive Chairman of the Board of Directors of the Combined Company. Mr. Wells will continue to serve as President and Chairman of BLS until the end of the Transition Period (as defined below).
The Chairman Agreement will be effective upon consummation of the Merger and can be terminated by the Combined Company (or BLS during the Transition Period) for any reason upon 60 days’ notice to Mr. Wells or for Cause (as defined in the Prior Employment Agreement) with immediate effect. Mr. Wells may terminate the Chairman Agreement for any reason upon 60 days’ notice to the Combined Company (and BLS if during the Transition Period). No severance benefits will be payable to Mr. Wells upon termination of the Chairman Agreement.

In accordance with the Merger Agreement, the consummation of the Merger will be deemed to constitute a change in control for purposes of the Prior Employment Agreement. Consequently, the termination of Mr. Wells’s employment without Cause under the Prior Employment Agreement will trigger the following severance benefits (as modified by the Chairman Agreement): (i) a lump-sum cash payment equal to two times the sum of Mr. Wells’s base salary and his target bonus for the fiscal year prior to the year in which the Merger occurs (or a greater amount if the Board of Directors of the Combined Company so determines in its discretion based on performance); (ii) a pro rata bonus based on his target bonus for the fiscal year in which the Merger occurs, as such amount may be increased at the discretion of the Board of Directors of Biovail prior to the consummation of the Merger based on its review of performance in the year in which the Merger occurs; (iii) two years of continued welfare benefits; and (iv) accelerated vesting of any unvested equity compensation awards held by Mr. Wells as of the consummation of the Merger. The extent of the vesting of Mr. Wells’s performance-based restricted stock units will be determined based on performance during the applicable performance period through the consummation of the Merger. For purposes of determining the multiplier used to determine the number of such performance-based restricted stock units that will vest, the price per share in the capital of Biovail on the day the Merger occurs will be increased by the value of the Post-Merger Special Dividend.
Mr. Wells will be entitled to receive $350,000 per year during the term of the Chairman Agreement for his service as Non-Executive Chairman, to be paid quarterly in the form of deferred share units. Such deferred share units will be granted under, and subject to the terms and conditions of, the applicable equity compensation plan of the Combined Company.
In addition to his duties as Non-Executive Chairman, Mr. Wells will have certain responsibilities during the period (the “Transition Period”) extending from the consummation of the Merger until 15 days after Mr. Pearson attains residency status in Barbados and becomes President and Chairman of BLS. Mr. Pearson may request the Board of Directors of the Combined Company to extend the Transition Period for up to nine more months, but in no event beyond the 12-month anniversary of the consummation of the Merger, and Mr. Wells may terminate any such extension upon 30 days’ notice.
Mr. Wells’s responsibilities during the Transition Period will include serving as President and Chairman of BLS, including maintaining a residency in Barbados and providing support with respect to transaction integration, investor relations and Barbados tax processes and procedures. Mr. Wells will be entitled to receive $40,000 per month (pro-rated for any partial month) in cash for his services during the Transition Period, at the end of which he will be entitled to receive a lump-sum cash payment equal to (i) $860,000 minus (ii) the aggregate monthly fees received prior to such time, in each case, subject to Mr. Wells performing the required services during the Transition Period. Mr. Wells’s compensation for any subsequent extension period will be mutually agreed upon by the parties.
During the Transition Period, Mr. Wells will continue to receive the Barbados-related benefits to which he is entitled under the Prior Employment Agreement, including his current housing, automobile and travel benefits.
Mr. Wells will continue to hold his deferred share units for the duration of the term of the Chairman Agreement, consistent with his tenure as a member of the Board of Directors of Biovail. Mr. Wells has also agreed not to sell 75,000 shares of common stock of Biovail currently owned by him so long as he remains Chairman of the Board of Directors of the Combined Company.
The Chairman Agreement provides that Mr. Wells remains bound by the terms of the confidentiality agreement he entered into, dated April 21, 2008, as well as the non-competition and non-solicitation provisions of the Prior Employment Agreement.
A copy of the Chairman Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Chairman Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Chairman Agreement.

Item 9.01 Financial Statements and Exhibits
The agreements included as exhibits to this report contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.
(d) Exhibits
2.1	Agreement and Plan of Merger, dated as of June 20, 2010, among Valeant Pharmaceuticals International, Biovail Corporation, Biovail Americas Corp. and Beach Merger Corp.

10.1	Commitment Letter, dated as of June 20, 2010, among Valeant Pharmaceuticals International, Biovail Corporation, Goldman Sachs Lenders Partners LLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and Jefferies Finance LLC

10.2	Voting Agreement, dated as of June 20, 2010, among Valeant Pharmaceuticals International, Biovail Corporation and ValueAct, Inc.

10.3	Employment Agreement, entered into as of June 20, 2010, by and between Biovail Corporation, Biovail Laboratories International SRL and J. Michael Pearson

10.4	Biovail Corporation Non-Executive Chairman and Biovail Laboratories International SRL President Agreement, dated as of June 20, 2010, by and between Biovail Corporation, Biovail Laboratories International SRL and William M. Wells
Caution Regarding Forward-Looking Information and “Safe Harbor” Statement
To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”).
These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; the expected timing of the completion of the transaction; and the expected payment of a one-time cash dividend. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this letter that contain forward-looking statements are qualified by these cautionary statements. Although Valeant and Biovail believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by Valeant and Biovail stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Valeant and Biovail operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the pharmaceutical industry, as detailed from time to time in each of Valeant’s and Biovail’s reports filed with the Securities and Exchange Commission (“SEC”) and, in Biovail’s case, the Canadian Securities Administrators (“CSA”). There can be no assurance that the proposed merger will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this letter, as well as under Item 1.A. in each of Valeant’s and Biovail’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and Item 1.A in each of Valeant’s and Biovail’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010. Valeant and Biovail caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Valeant and Biovail, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Neither Biovail nor Valeant undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.
Additional Information
In connection with the proposed merger, Valeant and Biovail plan to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Valeant and Biovail that also constitutes a prospectus of each of Valeant and Biovail. Valeant and Biovail will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Valeant and Biovail, free of charge, at the website maintained by the SEC at www.sec.gov and, in Biovail’s case, also on SEDAR at www.sedar.com. Investors may also obtain these documents, free of charge, from Valeant’s website (www.valeant.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Valeant, One Enterprise, Aliso Viejo, California, 92656, Attention: Corporate Secretary. Investors may also obtain these documents, free of charge, from Biovail’s website (www.biovail.com) under the tab “Investor Relations” and then under the heading “Regulatory Filings” and then under the item “Current SEC Filings,” or by directing a request to Biovail, 7150 Mississauga Road, Mississauga, Ontario, Canada, L5N 8M5, Attention: Corporate Secretary.
The respective directors and executive officers of Valeant and Biovail and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Valeant’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Valeant on March 25, 2010, and information regarding Biovail directors and executive officers is available in its definitive proxy statement filed with the SEC and CSA by Biovail on April 21,

2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and the CSA when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2010	By:	/s/ Steve T. Min
	Name:	Steve T. Min
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of June 20, 2010, among Valeant Pharmaceuticals International, Biovail Corporation, Biovail Americas Corp. and Beach Merger Corp.

10.1
Commitment Letter, dated as of June 20, 2010, among Valeant Pharmaceuticals International, Biovail Corporation, Goldman Sachs Lenders Partners LLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and Jefferies Finance LLC

10.2	Voting Agreement, dated as of June 20, 2010, among Valeant Pharmaceuticals International, Biovail Corporation and ValueAct, Inc.

10.3	Employment Agreement, entered into as of June 20, 2010, by and between Biovail Corporation, Biovail Laboratories International SRL and J. Michael Pearson

10.4
Biovail Corporation Non-Executive Chairman and Biovail Laboratories International SRL President Agreement, dated as of June 20, 2010, by and between Biovail Corporation, Biovail Laboratories International SRL and William M. Wells